Exhibit 10.16

                                       nVIEW CORPORATION

                                1996 EMPLOYEE STOCK OPTION PLAN

        1.     Purpose.

               The purpose of this Stock Option Plan (the "Plan") is to give employees (collectively, the "personnel") of nVIEW Corporation, a Virginia corporation (the "Company"), and corporations with respect to which the Company directly or indirectly controls 50% or more of the combined voting power ("subsidiaries") an opportunity to acquire shares of the common stock of the Company, without par value ("Common Stock") to provide an incentive for personnel to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for key personnel to join or remain with the Company and its subsidiaries.

        2.     Administration.

               (a) Committee. The Plan shall be administered by a stock option committee (the "Committee") appointed by the Board and composed of not less than two (2) members of the Board. Notwithstanding the preceding provisions of the Section, no member of the Committee may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time while serving on the Committee or within one year prior to such exercise or participation, he or she has received stock or stock options pursuant to the Plan or any other plan of the Company or any affiliate thereof entitling the participants therein to acquire stock or stock options of the Company or any of its affiliates.

               (b) Powers. Within the limits of the express provisions of the Plan, the Committee shall determine: (i) the personnel to whom awards hereunder shall be granted, (ii) the time or times at which such awards shall be granted,
(iii) the form and amount of the awards, and (iv) the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Committee may take into account the nature of the services rendered by such personnel, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

               (c) Interpretations. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.


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               (d) Determinations. The determinations of the Committee on all matters regarding the Plan shall be conclusive. A member of the Committee shall only be liable for any action taken or determination made in bad faith.

               (e) Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

        3.     Awards Under the Plan.

               (a) Form. Awards under the Plan may be granted in the form of Stock Options, as hereinafter described. Stock Options granted hereunder may be in the form of incentive stock options, if the conditions of Section 4 are met, or nonqualified options if the conditions of Section 4 are not met or if so designated by the Committee.

               (b) Maximum Limitations. The aggregate number of shares of Common Stock available for grant under the Plan is 120,000, subject to adjustment pursuant to Section 7. Shares of Common Stock issued pursuant to the Plan shall be authorized but unissued shares. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

               (c) Type of Stock Options. It is intended that some or all of the Stock Options granted under the Plan shall constitute "Incentive Stock Options" within the meaning of Section 422 of the Code and taxable in accordance with
Section 421 of the Code; provided, however, that the Committee may in its discretion choose to issue certain stock options, within the aggregate number of shares of Common Stock available under the Plan, which violate one or more of the requirements of Section 4 below ("Nonqualified Options"), as long as the person(s) to whom such Nonqualified Options are granted is/are advised that such options will be taxable under Section 83 of the Code, rather than Section 421. Any Nonqualified Options issued hereunder shall be subject to such terms and conditions as may be imposed by the Committee. All Stock Options granted hereunder shall be designated by the Committee as either "Nonqualified Options" or "Incentive Stock Options" on the agreements between the Company and personnel evidencing the grant of such options.

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        4.     Incentive Stock Options.

               Incentive Stock Options shall be in such form and upon such conditions as the Committee shall from time to time determine, subject to the following:

               (a) Personnel Who May Receive Incentive Stock Options. Incentive Stock Options may only be granted to personnel who, at the time the Options are granted, are employed by the Company.

               (b) Option Prices. The option price of each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant.

               (c) Terms of Options. No Incentive Stock Option shall be exercisable after the date ten (10) years from the date such Incentive Stock Option is granted.

               (d) Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under this Plan or any other plan of the Company or the parent or any subsidiary of the Company) shall not exceed $100,000.

               (e) Ten percent Shareholder. Notwithstanding any other provision herein contained, no person may receive an Incentive Stock Option under the Plan if such person, at the time the award is granted, owns (as defined in Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or any subsidiary, unless the person to whom the option is granted is an employee of the Company and the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Option on the date of grant and such Option is not exercisable after the date five years from the date such Option is granted.

               (f)    Termination of Employment.

                      (i) Each Incentive Stock Option shall, unless sooner expired pursuant to subsection (ii) or (iii) below, expire on the first to occur of the tenth (10th) anniversary of the date of grant thereof and the expiration date set forth in the applicable option agreement.

                      (ii) An Incentive Stock Option shall expire on the first to occur of the applicable date set forth in paragraph (i) next above and thirty
(30) days after the date that the employment of the employee with the Company terminates for any reason other than death or disability. Notwithstanding the preceding provisions of this paragraph, the Committee, in its sole discretion, may, by written notice given to an ex-employee, permit the ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment,

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which period shall not exceed three months. In no event, however, may the
Committee permit an ex-employee to exercise an Incentive Stock Option after the expiration date contained in the agreement evidencing such Incentive Stock Option. Notwithstanding the preceding provisions of this paragraph, if the Committee permits an ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment pursuant to such preceding provisions, such Incentive Stock Options shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Committee) any covenant not to compete in effect between the Company and the ex-employee.

                      (iii) If the employment of a person with the Company terminates by reason of disability (as defined in Section 422(c)(9) of the Code as determined by the Committee) or by reason of death, his or her Incentive Stock Options, if any, shall expire on the first to occur of the date set forth in paragraph (i) of this Section 4(f) and the first anniversary of such termination of employment.

        5.     Provisions Applicable to All Stock Options.

               (a) Exercise. All Stock Options granted hereunder shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Committee shall determine; provided, that if such Options are to be issued as Incentive Stock Options, such determinations are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code or regulations thereunder.

               (b) Manner of Exercise of Options and Payments for Common Stock. Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Committee in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee shall be delivered to the optionee.

        6.     Transferability.

               No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock Option not specifically permitted herein

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shall be null and void and without effect. A Stock Option may be exercised only by an Optionee during his or her lifetime or by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

        7.     Adjustment Provisions.

               The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Committee may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the repayment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 7 shall be made according to the sole discretion of the Committee, and its decisions shall be binding and conclusive.

        8.     Dissolution, Merger and Consolidation.

               Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Committee shall give at least 30 days' prior written notice of such event to each optionee to exercise his or her wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to Section 4(f), each Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

        9.     Effective Date and Conditions Subsequent to Effective Date.

               The Plan shall be effective upon adoption by the Board of Directors; provided, however, Section 4 of the Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Company as long as such shareholder approval is obtained within twelve (12) months after the date of adoption of the Plan by the Board.
Section 4 of the Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Stock Option granted hereunder shall not be qualified as an Incentive Stock Option under Section 422 of the Code.

        No grant or award shall be made under the Plan more than 10 years from the earlier of the date of adoption of the Plan by the Board of Directors; provided, however, that the Plan and all Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreement.

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        10.    Miscellaneous.

               (a) Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

               (b) No Obligation To Exercise Options. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

               (c) Termination and Amendment of Plan. The Committee may from time to time alter, amend or suspend the Plan or any Stock Option granted hereunder or may at any time terminate the Plan, except that it may not (except to the extent provided in Section 7 hereof): (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Stock Options; (iv) decrease the minimum option price of Incentive Stock Options; or (v) change the class of persons eligible to be granted Stock Options under the Plan.

               (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options issued hereunder will be used for general corporate purposes.

               (e) Withholding Taxes. Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

                      Upon the disposition of any Common Stock acquired by the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

               (f) Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any optionee the right to continue in the employment or service of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate its employment or contract relationship with such optionee.

               (g) Rights as a Shareholder. No optionee shall have any right as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

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               (h) Leaves of Absence and Disability. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any optionee who is an employee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any optionee who takes such leave of absence.

               (i) Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

                      (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

                      (ii) If the Common Stock is admitted to quotation on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") or other comparable quotation system and has been designated as a National Market System ("NMS") security, the average of the last sale price reported for the Common Stock on such system for the 10 consecutive trading days immediately preceding such given date;

                      (iii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock of the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and

                      (iv) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee, in good faith, shall determine.

Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock subject to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulations thereunder.

               (j) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

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               (k) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Virginia.

               (l) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

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